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                                                                    EXHIBIT 10.4


                       EMPLOYEE BENEFITS AND COMPENSATION
                              ALLOCATION AGREEMENT

         This Employee Benefits and Compensation Allocation Agreement, dated as of March 5, 2001 (the "Agreement"), by and between InfoCure Corporation ("InfoCure"), a Delaware corporation, and PracticeWorks, Inc., a Delaware corporation ("PracticeWorks").

         WHEREAS, the InfoCure Board of Directors intends to effect the Distribution (as defined herein); and

         WHEREAS, InfoCure and PracticeWorks wish to provide for the allocation of assets and liabilities and certain other matters with respect to employee benefit plans, and certain other employee plans and arrangements in connection with the Distribution.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1      "Code" means the Internal Revenue Code of 1986, as amended.

         1.2 "Distribution" means the distribution to the holders of the issued and outstanding shares of InfoCure Common Stock, as of the Distribution Record Date, as defined in the Distribution Agreement, of all of the issued and outstanding shares of PracticeWorks Common Stock, on the basis of 1/4 of a share of PracticeWorks Common Stock for each share of InfoCure Common Stock.

         1.3 "Distribution Agreement" shall mean the Agreement and Plan of Distribution by and between InfoCure and PracticeWorks, dated as of February 21, 2001.

         1.4 "Distribution Date" has the meaning given to such term in the Distribution Agreement.

         1.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.6 "InfoCure Common Stock" means the common stock, par value $.001 per share, of InfoCure.

         1.7 "InfoCure Educational Assistance Plan" means the InfoCure Corporation Educational Assistance Plan.

         1.8      "InfoCure 401(k) Plan" means the InfoCure 401(k) Profit
Sharing Plan.
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         1.9      "InfoCure Employee" means each employee of InfoCure.

         1.10 "InfoCure Flexible Benefits Plan" means the InfoCure Corporation Flexible Benefits Plan, which includes a dependent care expense reimbursement account plan and a medical care expense reimbursement account.

         1.11 "InfoCure LOSSO Plan" means the InfoCure Corporation Length-of-Service Nonqualified Stock Option Plan, as amended.

         1.12 "InfoCure Stock Option Plans" means the InfoCure Corporation 1996 Stock Option Plan, as amended, the InfoCure Corporation 2000 Broad-Based Stock Plan and the InfoCure Corporation Directors Stock Option Plan.

         1.13 "InfoCure Stock Options" means stock options granted under the InfoCure Stock Option Plans or the InfoCure LOSSO Plan.

         1.14 "PracticeWorks Common Stock" means the common stock, par value $.01 per share, of PracticeWorks.

         1.15 "PracticeWorks Employee" means each employee of PracticeWorks, including a PracticeWorks Transfer Employee.

         1.16 "PracticeWorks 401(k) Plan" shall mean the PracticeWorks, Inc. 401(k) Plan.

         1.17 "PracticeWorks Stock Option Plan" shall mean the PracticeWorks, Inc. 2000 Broad-Based Stock Plan, established August 10, 2000, and amended, restated and renamed the PracticeWorks, Inc. 2000 Stock Option Plan effective December 1, 2000.

         1.18 "PracticeWorks Transfer Employee" means each employee of InfoCure who becomes an employee of PracticeWorks on or after the Distribution Date and on or before the thirtieth (30th) day following the Distribution Date.

         1.19 "Record Date" has the meaning given to such term in the Registration Statement.

         1.20 "Registration Statement" means the Registration Statement on Form S-1 filed by PracticeWorks with the Securities and Exchange Commission on January 16, 2001 to effect the registration pursuant to the Securities Act of 1933, as amended, of the PracticeWorks Common Stock issued in the Distribution, and any amendments thereto.

         1.21 "Transfer Date" with respect to each PracticeWorks Transfer Employee, means the first date on or after the Distribution Date that he or she is actively at work for PracticeWorks following a transfer from InfoCure.


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                                   ARTICLE II

                                   EMPLOYMENT

         2.1 TRANSFER OF EMPLOYEES. PracticeWorks shall employ each PracticeWorks Transfer Employee, as identified on Schedule I attached hereto, on or after the Distribution Date.

         2.2 SALARY. PracticeWorks shall employ each PracticeWorks Transfer Employee at a level of base salary or wages and, if applicable, with such bonuses and/or commissions, and with such employee benefits, which, when considered in the aggregate, PracticeWorks in its sole discretion believes has reasonably comparable value to the aggregate compensation and employee benefits provided by InfoCure to the PracticeWorks Transfer Employee immediately before the Distribution Date.

                                  ARTICLE III

                                 RETIREMENT PLAN

         3.1      PRACTICEWORKS 401(k) PLAN.

                  (a) In General. PracticeWorks will establish the PracticeWorks 401(k) Plan for the benefit of its employees effective as of the Distribution Date. As soon as practicable after the date hereof and effective as of the Distribution Date, PracticeWorks shall take, or cause to be taken, all necessary and appropriate action to allow each PracticeWorks Transfer Employee who was not yet eligible to be an active participant in the InfoCure 401(k) Plan to be enrolled in the PracticeWorks 401(k) Plan as soon as practicable after his or her Transfer Date without regard to the satisfaction of any age or service conditions. Each PracticeWorks Transfer Employee who, as of the day before the Distribution Date, is eligible to participate in the InfoCure 401(k) Plan shall be eligible to participate in the PracticeWorks 401(k) Plan on the Distribution Date.

                  (b) Pre-Tax Deferrals by PracticeWorks Transfer Employees. Any PracticeWorks Transfer Employee who immediately prior to the Distribution Date is contributing pre-tax deferrals to the InfoCure 401(k) Plan shall continue to contribute the same rate of pre-tax deferrals to the PracticeWorks 401(k) Plan unless he or she files an election which modifies or terminates his or her election to continue contributing such rate of pre-tax deferrals to the PracticeWorks 401(k) Plan.

                  (c)      Service Credit.

                           (1)      In General. The employment of each
                  PracticeWorks Transfer Employee with InfoCure shall be treated as employment with PracticeWorks for eligibility and vesting purposes under the PracticeWorks 401(k) Plan.

                           (2)      Year 2001. In order to satisfy the
                  conditions for receipt of an allocation of matching contributions or profit sharing contributions under the PracticeWorks 401(k) Plan for the Plan year beginning on the Distribution Date


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                  and ending on December 31, 2001, PracticeWorks shall consider
                  Hours of Service (as defined in the PracticeWorks 401(k) Plan) with InfoCure from January 1, 2001 through the Distribution Date to be Hours of Service with PracticeWorks.

         3.2      INFOCURE 401(k) PLAN.

                  (a) In General. InfoCure previously established the InfoCure 401(k) Plan for the benefit of its employees.

                  (b) PracticeWorks Transfer Employees' InfoCure 401(k) Plan Account Balances. As soon as practicable after the Distribution Date, InfoCure shall cause the trustee of the InfoCure 401(k) Plan to transfer to the trustee of the PracticeWorks 401(k) Plan the assets and liabilities of the InfoCure 401(k) Plan attributable to the PracticeWorks Transfer Employees (including any outstanding PracticeWorks Transfer Employees' loans from the InfoCure 401(k) Plan).

                                   ARTICLE IV

                               STOCK OPTION PLANS

         4.1 ESTABLISHMENT OF PRACTICEWORKS STOCK OPTION PLAN. PracticeWorks has established the PracticeWorks Stock Option Plan for the benefit of PracticeWorks Employees.

         4.2      INFOCURE STOCK OPTIONS.

                  (a) Exercise. PracticeWorks Transfer Employees and PracticeWorks directors who hold outstanding options under the InfoCure Stock Option Plans may elect to exercise such stock options that are fully vested within the time frame permitted by the certificate evidencing the grant of such stock options.

                  (b) Conversion of InfoCure Stock Options to PracticeWorks Stock Options. PracticeWorks Transfer Employees and PracticeWorks directors who hold outstanding InfoCure Stock Options at the Distribution Date (such employees and directors are referred to hereinafter as "Stock Option Holders") may, for a period of thirty (30) days following the Distribution Date (the "Exchange Period") surrender for cancellation all of their outstanding fully vested InfoCure Stock Options, if any, in exchange for options to purchase shares of PracticeWorks Common Stock ("PracticeWorks Stock Options"). On the business day immediately after the Distribution Date, PracticeWorks and InfoCure shall jointly send written notice to the Stock Option Holders explaining the Exchange Period, exchange rights and other matters described in this Section 4.2. Stock Option Holders who do not surrender their outstanding fully-vested InfoCure Stock Options in exchange for PracticeWorks Stock Options during the Exchange Period shall continue to hold InfoCure Stock Options which will expire in accordance with their terms. Stock Option Holders whose InfoCure Stock Options are not fully vested shall automatically and immediately have such InfoCure Stock Options exchanged for PracticeWorks Stock Options. All such PracticeWorks Stock Options shall be issued under the PracticeWorks Stock Option Plan. The number of shares subject to each PracticeWorks Stock Option


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         will be determined by multiplying the number of shares of InfoCure
         Common Stock subject to each related InfoCure Stock Option by the PracticeWorks Conversion Factor (as defined below) and the price for the shares of PracticeWorks Common Stock subject to each PracticeWorks Stock Option will be determined by dividing the price of each related InfoCure Stock Option by the PracticeWorks Conversion Factor. The "PracticeWorks Conversion Factor" is a number equal to (a) the closing price of a share of InfoCure Common Stock on the Nasdaq National Market on the Distribution Date, divided by (b) the opening price of a share of PracticeWorks Common Stock on the American Stock Exchange on the next trading day following the Distribution Date. Examples illustrating the exchange of InfoCure Stock Options for PracticeWorks Stock Options are set forth on Schedule II attached hereto.

                  (c) Terms and Conditions. Stock Option Holders who elect to convert InfoCure Stock Options to PracticeWorks Stock Options shall remain subject to the same terms and conditions, including any vesting schedule, applicable to such InfoCure Stock Options prior to the conversion.

                  (d) Adjustment to InfoCure Stock Options. After the Distribution Date, the number of shares subject to each outstanding InfoCure Stock Option on the Distribution Date will be adjusted to equal an amount determined by multiplying the number of shares of InfoCure Common Stock subject to each related InfoCure Option by the InfoCure Conversion Factor (as defined below) and the price for the shares of InfoCure Common Stock subject to each InfoCure Stock Option will be adjusted by dividing the price of each related InfoCure Stock Option by the InfoCure Conversion Factor. Notwithstanding the foregoing, in no event shall there be an adjustment to InfoCure Stock Options pursuant to this Section 4.2(d) that are subsequently exchanged for PracticeWorks Stock Options pursuant to Section 4.2(b). The "InfoCure Conversion Factor" is a number equal to (a) the closing price of a share of InfoCure Common Stock on the Nasdaq National Market on the Distribution Date, divided by (b) the opening price of a share of InfoCure Common Stock on the Nasdaq National Market on the next trading day following the Distribution Date. Examples illustrating the adjustment to InfoCure Stock Options are set forth on Schedule III attached hereto.

                                   ARTICLE V

                                 OTHER BENEFITS

         5.1 CESSATION OR CONTINUATION OF COVERAGE. Effective as of his or her Transfer Date, each PracticeWorks Transfer Employee, together with dependents thereof, shall cease to be covered by InfoCure's employee welfare benefit plans, including but not limited to plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, short-term disability coverage, and long-term disability coverage (collectively, "Welfare Plans") and shall be covered under PracticeWorks' Welfare Plans.

         5.2 RESPONSIBILITY FOR CLAIMS INCURRED. For purposes of this Section, a claim shall be deemed to have been incurred on the date on which medical or other treatment or


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service was rendered and not the date of the inception of the related illness or injury or the date of submission of a claim related thereto.

                  (a) InfoCure. InfoCure shall retain responsibility for all InfoCure Welfare Plans claims incurred by each PracticeWorks Transfer Employee and his or her dependents prior to his or her Transfer Date.

                  (b) PracticeWorks. PracticeWorks shall be responsible for all PracticeWorks Welfare Plans claims incurred by each PracticeWorks Transfer Employee on or after his or her Transfer Date.

         5.3 HEALTH PLAN PROVISIONS. Any pre-existing condition requirement in any of PracticeWorks' Welfare Plans that are medical, dental or health plans shall be waived with respect to PracticeWorks Transfer Employees only to the extent permitted by any applicable law.

         5.4 FLEXIBLE BENEFITS PLAN. Effective as of the Distribution Date, PracticeWorks shall adopt a flexible benefits plan that has the same features as the InfoCure Flexible Benefits Plan and through which PracticeWorks Transfer Employees who elected to participate in the InfoCure Flexible Benefits Plan in December 2000 will continue to contribute on a pre-tax basis to a medical care expense reimbursement account and to a dependent care expense reimbursement account. PracticeWorks and InfoCure shall share such information as may be necessary so that contribution elections, account balances, and reimbursement experience from the InfoCure Flexible Benefits Plan can be matched against the same from the flexible benefits plan maintained by PracticeWorks. As of the end of the calendar year which includes the Distribution Date, PracticeWorks shall transfer to InfoCure the amount, if any, by which reimbursements made to such PracticeWorks Transfer Employees for claims incurred prior to the Distribution Date exceed the amount such PracticeWorks Transfer Employees contributed to their medical care expense reimbursement accounts under the InfoCure Flexible Benefits Plan. As of the end of the calendar year which includes the Distribution Date, InfoCure shall transfer to PracticeWorks the amount, if any, by which reimbursements made to PracticeWorks Transfer Employees for claims incurred prior to the Distribution Date are less than the amount contributed by such PracticeWorks Transfer Employees to their medical care expense reimbursement accounts under the InfoCure Flexible Benefits Plan. Nothing in this Agreement shall limit PracticeWorks' ability to amend, modify or terminate its own flexible benefits plan.

         5.5 VACATION. Any earned, but not taken, vacation time with InfoCure of each PracticeWorks Transfer Employee shall become the responsibility of PracticeWorks effective as of his or her Transfer Date, and InfoCure shall cease to have any liability in respect thereof.

         5.6 PRACTICEWORKS EDUCATIONAL ASSISTANCE PLAN. PracticeWorks shall establish for PracticeWorks Employees, effective on the Distribution Date, an educational assistance plan that has the same features as the InfoCure Educational Assistance Plan.


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                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 ENTIRE AGREEMENT. This Agreement and the Agreement and Plan of Distribution between PracticeWorks and InfoCure dated as of February 21, 2001 (the "Distribution Agreement") shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, discussions, agreements and understandings with respect to such subject matter.

         6.2 INDEMNITY. The indemnification provisions of Article III of the Distribution Agreement shall be applicable to this Agreement and are hereby incorporated herein by reference. Except as specifically provided in this Agreement and the Distribution Agreement,

                  (a) PracticeWorks shall be responsible for any and all Liabilities or Losses (as such terms are defined in the Distribution Agreement) relating to the employment of PracticeWorks Employees or former PracticeWorks Employees by PracticeWorks without regard to whether such Liabilities or Losses are incurred before, on or after the Distribution Date and shall indemnify and hold InfoCure harmless for such Liabilities and Losses; and

                  (b) InfoCure shall be responsible for any and all Liabilities or Losses relating to the employment of InfoCure Employees or former InfoCure Employees, excluding, however, any PracticeWorks Employees, by InfoCure without regard to whether such Liabilities or Losses are incurred before, on or after the Distribution Date and shall indemnify and hold PracticeWorks harmless for such Liabilities and Losses.

         6.3 CLAIMS AND DISPUTE RESOLUTION. The claims and dispute resolution provisions of Article VII of the Distribution Agreement shall be applicable to this Agreement and are hereby incorporated herein by reference.

         6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

         6.5 NOTICES. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) or sent by facsimile or by any other means of electronic message transmission with delivery confirmed (in writing or by electronic transmission) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which confirmation of delivery of such notice is received:

         To InfoCure:      InfoCure Corporation
                           239 Ethan Allen Highway
                           Ridgefield, Connecticut  06877
                           Attention: General Counsel
                           Telephone: (203) 894-3279
                           Facsimile: (203) 894-1801


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         To PracticeWorks:   PracticeWorks, Inc.
                             1765 The Exchange
                             Suite 200
                             Atlanta, Georgia 30339
                             Attention:  James K. Price
                             Telephone:  (770) 850-5006
                             Facsimile:  (770) 850-5011

         6.6 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

         6.7 SUCCESSORS AND ASSIGNS. Except as set forth in Section 6.12 hereto, neither party may assign its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         6.8      NO THIRD PARTY BENEFICIARIES. Except as set forth in Section
6.12 hereto, this Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         6.9 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         6.10 ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

         6.11 ACCESS TO INFORMATION. PracticeWorks and InfoCure shall provide each other with access to information reasonably necessary in order to carry out the provisions of this Agreement (including InfoCure files relating to retired PracticeWorks employees and premium reconciliation for billing and collections through the Distribution Date).

         6.12 COLLATERAL ASSIGNMENT TO FINOVA. Notwithstanding Sections 6.7 and 6.8 above, (i) in connection with the closing of the transactions contemplated by the Loan Agreement dated as of March 5, 2001 (as amended, modified, supplemented or restated from time to time, the "PW Loan Agreement") by and between PracticeWorks and FINOVA Capital Corporation (together with its successors and assigns, "FINOVA"), PracticeWorks agrees that it shall assign this Agreement and its rights, interests and benefits hereunder to FINOVA pursuant to, among other things, the Collateral Assignment of Distribution Transaction Documents dated the date of the PW Loan Agreement executed by PracticeWorks in favor of FINOVA,


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whereupon FINOVA shall be permitted to exercise any remedy, claim of action or other right afforded to PracticeWorks hereunder and (ii) in connection with the closing of the transactions contemplated by the Second Amendment to Loan Agreement and Other Loan Documents dated as of March 5, 2001 (as amended, modified, supplemented or restated from time to time, the "InfoCure Loan Agreement") by and between InfoCure and FINOVA, InfoCure agrees that it shall assign this Agreement and its rights, interests and benefits hereunder to FINOVA pursuant to, among other things, the Collateral Assignment of Distribution Transaction Documents dated the date of the InfoCure Loan Agreement executed by InfoCure in favor of FINOVA, whereupon FINOVA shall be permitted to exercise any remedy, claim of action or other right afforded to InfoCure hereunder.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

ATTEST:                                INFOCURE CORPORATION



/s/ James K. Price                     By:  /s/ Frederick L. Fine
-------------------------------             -----------------------------------
                                            Frederick L. Fine
                                            Chief Executive Officer

ATTEST:                                PRACTICEWORKS, INC.



/s/ James A. Cochran                   By:  /s/ James K. Price
-------------------------------             -----------------------------------
                                            James K. Price
                                            Chief Executive Officer


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